EXHIBIT 2

                             STOCKHOLDERS AGREEMENT

                                  May 28, 1998


         The parties to this Stockholders Agreement (this "Agreement") are CONSOL Inc., a Delaware corporation ("Parent"), CONSOL Commonwealth Inc., a Pennsylvania corporation and a direct or indirect subsidiary of Parent ("Merger Sub"), and the other parties to this Agreement (each, a "Stockholder," and collectively, the "Stockholders").

         Parent, Merger Sub and Rochester & Pittsburgh Coal Company, a Pennsylvania corporation (the "Company") are simultaneously with the execution and delivery of this Agreement entering into an agreement and plan of merger, which may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Sub would merge with and into the Company (the "Merger").

         The parties agree as follows:

         1. No Solicitation. Until the termination of the Merger Agreement in accordance with its terms, no Stockholder shall, in that Stockholder's capacity as such, directly or indirectly, initiate, solicit or knowingly encourage, including by way of furnishing non-public information or assistance, or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or reasonably may be expected to lead to a "competitive proposal", or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain, or agree to or endorse a competitive proposal, or authorize or permit any person or entity acting on behalf of that Stockholder to do any of the foregoing. If any Stockholder receives any inquiry or proposal regarding any competitive proposal, that Stockholder shall provide reasonable notice to Parent of that inquiry or proposal. For purposes of this Agreement, "competitive proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation, business combination or similar transaction involving the Company or its subsidiaries, any proposal or offer to acquire in any manner more than 10% of the Common Stock of the Company or a substantial portion of the business or assets of the Company or its subsidiaries, other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or its subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with the Company other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

         2. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent as follows:

                  (a) Ownership of Shares. That Stockholder is the beneficial owner of the number of shares of Common Stock, no par value, of the Company (the "Shares") set forth opposite that Stockholder's name on Schedule 1. The Shares set forth opposite that

Stockholder's name on Schedule 1 constitute all the Shares beneficially owned by the Stockholder and such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company. That Stockholder's Shares are held by that Stockholder or by a nominee or custodian for the benefit of that Stockholder, free and clear of all liens, claims, security interests and other encumbrances, except for encumbrances arising under this Agreement.

                  (b) Power; Binding Agreement. That Stockholder has the legal capacity to enter into and perform all of that Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by that Stockholder will not violate any other agreement to which that Stockholder is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by that Stockholder and constitutes a valid and binding obligation of that Stockholder, enforceable against that Stockholder in accordance with its terms. There is no other person or entity not a party to this Agreement whose consent is required for the execution and delivery of this Agreement by that Stockholder or the consummation by that Stockholder of the transactions contemplated by this Agreement. If that Stockholder is married and that Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, that Stockholder's spouse, enforceable against that spouse in accordance with its terms.

                  (c) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by that Stockholder nor the consummation by that Stockholder of the transactions contemplated by this Agreement will: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority ("Governmental Entity"), except in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") or pursuant to the Securities Exchange Act of 1934, as amended, (the "1934 Act"); (ii) result in a default, or give rise to a right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which that Stockholder is a party or by which that Stockholder or any of that Stockholder's assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to that Stockholder or by which any of that Stockholder's assets are bound.

                  (d) Brokers. No broker, finder or other investment bank is entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of that Stockholder.

         3. Representations and Warranties of Parent.

                  (a) The representations and warranties of Parent contained in
Article 4 of the Merger Agreement are hereby incorporated herein by reference in their entirety as if made on the date hereof;

                  (b) Each of the representations and warranties of Parent incorporated herein by reference that is qualified by materiality shall be true and correct on and as of the Closing Date (as defined in the Merger Agreement) as if made on and as of such date, other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such date, and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date, in each case except as contemplated or permitted by the Merger Agreement.

         4. Grant of Proxy. Each Stockholder hereby revokes any and all proxies previously granted by such Stockholder with respect to the Shares and each Stockholder hereby appoints each of Michael F. Nemser and Samuel P. Skeen as such Stockholder's attorney and proxy, with full power of substitution, to attend any and all meetings of the stockholders of the Company and to vote the Shares and any voting securities hereafter issued in exchange therefor or in respect thereof, and to represent and otherwise to act for such Stockholder in the same manner and with the same effect as if such Stockholder were personally present, when any matter, including, but not limited to any proposed merger or other transaction, is submitted to the stockholders of the Company for a vote. The foregoing appointment shall (a) be irrevocable, (b) remain in effect until September 30, 1998 and (c) be deemed to be coupled with an interest in that Parent has the right to purchase the Shares hereunder and is also a party to the Merger Agreement.

         5. Option to Purchase the Shares.

                  (a) Each Stockholder hereby grants to Parent an irrevocable option, exercisable as provided herein (the "Option"), to purchase all Shares owned by such Stockholder (the "Option Shares") at a price per share payable in cash of $43.50 (the "Exercise Price").

                  (b) Each Option may be exercised by Parent at any time, in whole but not in part, from the date of this Agreement, until September 30, 1998. If Parent exercises any Option hereunder, it must exercise all Options granted hereunder. If Parent wishes to exercise the Option, Parent shall give written notice to the Stockholders of its intention to exercise the Options, specifying a place, time and date not earlier than one day and not later than 20 days from the date such notice is given for the closing of such purchase, which shall be the same for all Options being exercised simultaneously as required by the provisory clause in the preceding sentence (the "Closing"). The Closing shall be held on the date specified in such notice unless, on such date, there shall be any preliminary or permanent injunction or other order by any court of competent jurisdiction or any other legal restraint or prohibition preventing the consummation of such purchase, in which event such Closing shall be held as soon as practicable following the lifting, termination or suspension of such injunction, order, restraint or prohibition preventing the consummation of such purchase, but in any event within two days thereof. The obligation of the Stockholders to sell, transfer and deliver the Option Shares upon exercise of any Option is subject to the conditions that (i) any waiting period under the HSR Act applicable to the purchase of the Option Shares shall have expired or been terminated and (ii) there shall be no preliminary or permanent injunction or other order preventing or restricting the purchase of the Option Shares.

                  (c) At the Closing hereunder (i) Parent shall deliver or cause to be delivered a certified or bank cashier's check payable to the order of each Stockholder in such amount as equals the Exercise Price times the number of Option Shares being purchased hereunder from such Stockholder and (ii) the Stockholders shall deliver to or cause to be delivered to Parent a certificate or certificates, representing the number of Option Shares so purchased accompanied by duly executed blank stock transfer powers.

                  (d) Parent shall, with respect to each of the Option Shares so purchased, vote in favor of the Merger Agreement.

         6. Restrictions on Transfer, Etc. Except as provided in this Agreement and prior to the termination of the Merger Agreement in accordance with its terms, (i) no Stockholder shall, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of or enter into any agreement, arrangement or understanding with respect to, or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of that Stockholder's Shares or any interest in those Shares; (ii) grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (iii) take any action that would make any representation or warranty of that Stockholder in this Agreement untrue or have the effect of preventing or disabling that Stockholder from performing that Stockholder's obligations under this Agreement.

         7. Waiver of Appraisal Rights. Each Stockholder waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

         8. Stockholder Capacity. No person executing this Agreement who is or becomes during the term of this Agreement a director of the Company makes any agreement in his or her capacity as a director. Each Stockholder is executing and delivering this Agreement solely in that Stockholder's capacity as the record and beneficial owner of that Stockholder's Shares. Notwithstanding anything to the contrary in this Agreement, no action or inaction by a Stockholder in his capacity as a director of the Company shall be deemed to contravene this Agreement.

         9. Further Assurances. Each Stockholder shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, including (i) obtaining all necessary actions and nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid any action or proceeding by, any Governmental Entity,
(ii) the obtaining of all
necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or this Agreement, including seeking to have any stay or temporary restraining order entered by any court or Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the transactions contemplated by, and to fully carry out the purpose of, the Merger Agreement and this Agreement.

         10. Miscellaneous.

                  (a) Definition. The terms "beneficially own" and "beneficial ownership" with respect to any securities shall have the same meaning as in, and shall be determined in accordance with, Rule 13d-3 under the 1934 Act.

                  (b) Liability After Transaction. Each Stockholder agrees that, notwithstanding any transfer of the Shares in accordance with Section 5, that Stockholder shall remain liable for its performance of all obligations under this Agreement.

                  (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the party to be charged, it being understood, however, that Schedule 1 may be supplemented unilaterally by Parent adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by this Agreement, and thereafter the added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

                  (d) Notices. All notices, requests, claims, demands and other communications in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                  If to a Stockholder:

                           Duane, Morris & Heckscher LLP
                           4200 One Liberty Place
                           Philadelphia, PA  19103
                           Attention:  Frederick W. Dreher, Esq.

                  If to Parent or Merger Sub:

                           CONSOL Inc.
                           Consol Plaza
                           1800 Washington Road
                           Pittsburgh, PA  15241-1421
                           Attention:  Michael F. Nemser, Senior Vice President
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above, provided that notice of any change of address shall be effective only upon receipt of notice of the change.

                  (e) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the invalidity, illegality or unenforceability shall not affect any other provision.

                  (f) Special Performance. Each party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (g) No Waiver. The failure of any party to exercise any right, power or remedy under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with that party's obligations under this Agreement, shall not constitute a waiver of any right to exercise any such or other rights, power or remedy or to demand such compliance.

                  (h) Governing Law. This Agreement shall be governed and construed in accordance with the law of the Commonwealth of Pennsylvania, regardless of the law that might otherwise govern under principles of conflicts of laws applicable thereto.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                  (k) Entire Agreement. This Agreement constitutes the enter agreement among the parties with respect to its subject matter and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                  (l) Successors and Assigns. The provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

                                        CONSOL INC.


                                        By: /s/ Michael F. Nemser
                                           -------------------------------------
                                        Title: Senior Vice President


                                        STOCKHOLDERS:

                                        On behalf of the Trusts
                                        listed on Schedule A
                                        hereto:


                                        By: /s/ Emilie I. Wiggin
                                            ------------------------------------
                                            Emilie I. Wiggin, Co-Trustee

                                        /s/ Urling I. Searle
                                        ----------------------------------------
                                        Urling I. Searle, Co-Trustee


                                        /s/ Peter Iselin
                                        ----------------------------------------
                                        Peter Iselin


                                        /s/ Emilie I. Wiggin
                                        ----------------------------------------
                                        Emilie I. Wiggin


                                        /s/ O'Donnell Iselin II
                                        ----------------------------------------
                                        O'Donnell Iselin II


                                        /s/ Columbus O'D. Iselin
                                        ----------------------------------------
                                        Columbus O'D. Iselin


                                        /s/ Gordon B. Whelpley, Jr.
                                        ----------------------------------------
                                        Gordon B. Whelpley, Jr.

                                   SCHEDULE A

                              LIST OF STOCKHOLDERS

                                                               Number of Shares of
                                                              Rochester & Pittsburgh                Currently Acting
      Name of Trust or Individual                                  Coal Company                         Trustees
      ---------------------------                             ----------------------                 ----------------
Trust Under Article EIGHTH A of the Last                   243,982 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Peter Iselin
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH A of the Last                    55,551 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o O'Donnell Iselin II
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH A of the Last                    55,551 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Maud Iselin Welles
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH A of the Last                    55,551 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Urling Iselin Searle
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH B of the Last                   218,780 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Emilie I. Wiggin
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH B of the Last                    47,753 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Anne Whelpley
Shaw
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH B of the Last                    47,753 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Patricia Whelpley
Barton
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH B of the Last                    47,753 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Gordon B.
Whelpley, Jr.
---------------------------------------------------------------------------------------------------------------------
Trust Under Article EIGHTH B of the Last                    47,753 shares as of 8/31/97          Emilie I. Wiggin and
Will and Testament of O'Donnell Iselin                                                           Urling I. Searle
dated July 27, 1970 f/b/o Katharine W.
Draper
---------------------------------------------------------------------------------------------------------------------

                                                              Number of Shares of
                                                             Rochester & Pittsburgh                Currently Acting
       Name of Trust or Individual                                Coal Company                         Trustees
       ---------------------------                            ---------------------                 ----------------
Trust Under Article SIXTH of the Last Will                    118,141 shares as of 8/31/97       Emilie I. Wiggin and
and Testament of Urling S. Iselin dated                                                          Urling I. Searle
March 5, 1948 f/b/o Peter Iselin and Emilie
I. Whelpley (n/k/a Emilie I. Wiggin)
----------------------------------------------------------------------------------------------------------------------
Trust Under Agreement dated July 6, 1964                      667,178 shares as of 7/31/97       Emilie I. Wiggin and
by and between O'Donnell Iselin, as Settlor,                  --------                           Urling I. Searle

and Emilie I. Whelpley and Peter Iselin, as
Trustees
----------------------------------------------------------------------------------------------------------------------
              Subtotal                                      1,605,746 shares
                                                            =========
----------------------------------------------------------------------------------------------------------------------
Peter Iselin                                                   62,751 shares
----------------------------------------------------------------------------------------------------------------------
Emilie I. Wiggin                                               15,942 shares
----------------------------------------------------------------------------------------------------------------------
O'Donnell Iselin II                                            20,552 shares
----------------------------------------------------------------------------------------------------------------------
Columbus O'D. Iselin                                           14,908 shares
----------------------------------------------------------------------------------------------------------------------
Gordon B. Whelpley, Jr.                                        21,796 shares
                                                            ---------
----------------------------------------------------------------------------------------------------------------------
              Subtotal                                        135,949 shares
                                                            =========
----------------------------------------------------------------------------------------------------------------------
                              Total                         1,741,695 shares
                                                            =========
----------------------------------------------------------------------------------------------------------------------